UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2017

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NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-1537274	81-5332421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 2nd Avenue, Suite 1400, Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

On March 28, 2017, NewGen BioPharma Corp., a Nevada corporation (the “Company”), received notice from the President of NewGen BioPharma Corporation, a New Jersey corporation (“NewGen New Jersey”), of NewGen New Jersey’s intent to terminate the Agreement and Plan of Merger dated January 10, 2017 (the “Merger Agreement”), by and among the Company, NewGen New Jersey, and NewGen Merger Sub Inc., a New Jersey corporation and wholly-owned subsidiary of the Company formed for the purpose of the transaction. Pursuant to the terms of the Merger Agreement, the Company agreed to issue 40,000,000 shares of its common stock to the shareholders of NewGen New Jersey in exchange for the acquisition of all the issued and outstanding capital stock of NewGen New Jersey through a reverse triangular merger (the “Merger”). Upon the closing of the Merger, NewGen New Jersey was to become the wholly-owned subsidiary of the Company. The terms and conditions of the Merger Agreement were previously disclosed in further detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2017.

In furtherance of the Merger Agreement, Dr. Navdeep Jaikaria, the founder and President of NewGen New Jersey, was elected as a director of the Company on January 26, 2017. Also in furtherance of the Merger Agreement, and in consideration for Dr. Jaikaria’s willingness to serve as a director pending the closing of the Merger, the Company granted Dr. Jaikaria 11,000,000 restricted shares of the Company’s common stock on February 23, 2017, pursuant to the terms set forth in a Restricted Stock Award Agreement, as previously disclosed on our Current Report on Form 8-K filed with the SEC on February 27, 2017. The Restricted Stock Award Agreement provides that if the closing of the Merger does not occur, the restricted shares granted to Dr. Jaikaria will be forfeited in their entirety, and Dr. Jaikaria will have no ownership interest with respect thereto.

Pursuant to the terms of the Binding Letter of Intent dated October 27, 2016 (the “LOI”), by and between the Company and NewGen New Jersey, the Company changed its name from Greenwind NRG Inc. to NewGen BioPharma Corp. on November 18, 2016 in anticipation of a change in the Company’s business plan and direction in connection with the Merger Agreement. The LOI provides that if the closing of the Merger does not occur, the Company shall immediately change its name to one unrelated to NewGen. The Company is currently in the process of seeking the necessary approvals to file a Certificate of Amendment with the Nevada Secretary of State changing its name to an unrelated name, and will file a subsequent current report on Form 8-K when such amendment is made effective.

The Merger Agreement contains certain termination provisions for the parties, including, without limitation, (i) a provision stating that any party has the right to terminate the Merger Agreement if the closing of the Merger has not occurred on or before January 31, 2017 for any reason other than delay or nonperformance of the party seeking such termination, and (ii) provisions stating that either party may terminate the agreement if the other party fails to perform in any material respect its obligations under the Merger Agreement, or materially breaches any of its representations, warranties or covenants contained in the Merger Agreement.

On March 28, 2017, the trading of the Company’s common stock was temporarily suspended by the SEC until April 10, 2017. In light of these circumstances and the termination provisions contained in the Merger Agreement, NewGen New Jersey delivered notice to the Company on March 28, 2017 of its intent to terminate the Merger Agreement. Pursuant to the terms of the Merger Agreement, the termination of the Merger Agreement shall terminate all obligations of the parties thereunder, except for obligations relating to any liability for a party’s material breach of the Merger Agreement or its representations, warranties and covenants contained therein. The Company is not subject to any early termination penalties in connection with the termination of the Merger Agreement.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 28, 2017, Dr. Navdeep Jaikaria resigned as a director of the Company. Dr. Jaikaria was elected as a director of the Company on January 26, 2017 in furtherance of the Merger Agreement described above, and he resigned from such position effective as of March 28, 2017. To the knowledge of the Company, Dr. Jaikaria did not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Rather, Dr. Jaikaria’s resignation arose out of the failure of the Company and NewGen New Jersey to close the Merger pursuant to the terms of the Merger Agreement, as described in further detail under Item 1.02 above. Dr. Jaikaria’s letter of resignation is attached hereto as Exhibit 17.1 and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
17.1	Letter of Resignation of Navdeep Jaikaria dated March 28, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp., a Nevada Corporation

Dated: March 29, 2017	By:	/s/ Bradford Long
Bradford Long
President

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